Exhibit 21.1

Exact Name of Subsidiary*	State or Other Jurisdiction of Incorporation or Organization
General Maritime Subsidiary Corporation	Marshall Islands
General Maritime Management LLC	Marshall Islands
General Maritime Management (Portugal) LLC	Marshall Islands
General Maritime Management (Portugal) Limitada	Portugal
General Maritime Crewing Pte. Ltd. (Singapore Corporation)	Singapore
Limited “General Maritime Crewing” (Russia Corporation)	Russia
GMR Agamemnon LLC	Liberia
GMR Ajax LLC	Liberia
GMR Alexandra LLC	Marshall Islands
GMR Argus LLC	Marshall Islands
GMR Chartering LLC	United States (New York)
GMR Constantine LLC	Liberia
GMR Daphne LLC	Marshall Islands
GMR Defiance LLC	Liberia
GMR Elektra LLC	Marshall Islands
GMR George T LLC	Marshall Islands
GMR Gulf LLC	Marshall Islands
GMR Harriet G. LLC	Liberia
GMR Hope LLC	Marshall Islands
GMR Horn LLC	Marshall Islands
GMR Kara G LLC	Liberia
GMR Minotaur LLC	Liberia
GMR Orion LLC	Marshall Islands
GMR Phoenix LLC	Marshall Islands
GMR Princess LLC	Liberia
GMR Progress LLC	Liberia
GMR Revenge LLC	Liberia
GMR St. Nikolas LLC	Marshall Islands
GMR Spyridon LLC	Marshall Islands
GMR Strength LLC	Liberia
Arlington Tankers Ltd.	Bermuda
Vision Ltd.	Bermuda
Victory Ltd.	Bermuda
Companion Ltd.	Bermuda
Compatriot Ltd.	Bermuda
Concord Ltd.	Bermuda
Consul Ltd.	Bermuda
Concept Ltd.	Bermuda
Contest Ltd.	Bermuda
General Maritime Subsidiary II Corporation	Marshall Islands
GMR Zeus LLC	Marshall Islands
GMR Maniate LLC	Marshall Islands
GMR Spartiate LLC	Marshall Islands
GMR Ulysses LLC	Marshall Islands
GMR Atlas LLC	Marshall Islands
GMR Hercules LLC	Marshall Islands
GMR Poseidon LLC	Marshall Islands

General Maritime Subsidiary NSF Corporation	Marshall Islands
GMR Concord LLC	Marshall Islands
GMR Contest LLC	Marshall Islands
GMR Concept LLC	Marshall Islands

*The address of the principal executive office of each subsidiary is c/o General Maritime Corporation, 299 Park Avenue, New York, NY 10171.